As filed with the Securities and Exchange Commission on August 13, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0127701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5020 Weston Parkway, Suite 400	27513
Cary, North Carolina	(Zip Code)
(Addresses of Principal Executive Offices)

NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan
(As Amended effective April 10, 2019)
(Full title of the plan)

 Todd R. Moore
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
5020 Weston Parkway, Suite 400
Cary, North Carolina 27513
(Name and address of agent for service)

(888) 975-9436
(Telephone number, including area code, of agent for service)

 copy to:

Jonathan F. Lewis
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
(212) 909-6916
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Name of Plan	Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan	Common Stock $0.01 par value per share	6,200,000	$3.89	$24,118,000	$2,923.10

(1)
Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices reported on the New York Stock Exchange on August 12, 2019.

PART I
INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Cornerstone Building Brands, Inc. (the “Company” or “Registrant”), formerly known as NCI Building Systems, Inc., with respect to its 2003 Long-Term Stock Incentive Plan (the “LTIP” or “Plan”) referred to on the cover of this Registration Statement. Information required by Part I to be contained in the Section 10(a) prospectus for the Plan is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the Company’s employees who is eligible to participate in the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Explanatory Note
This registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the NCI Building Systems, Inc. 2003 Long-Term Incentive Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, Cornerstone Building Brands, Inc. hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration No. 333-111139, Registration No. 333-124266, Registration No. 333-162568, Registration No. 333-166279, Registration No. 333-186467, and Registration No. 333-224001 (together the “Previous Registration Statements”)), including any amendments thereto or filings incorporated therein, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement. The number of shares registered in each of the Previous Registration Statements filed prior to March 5, 2010 has been adjusted to reflect our 1-for-5 reverse stock split effected on March 5, 2010.

Item 8. Exhibits
INDEX TO EXHIBITS

Exhibit Number	Description
4.1
NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on March 2, 2018 and incorporated by reference herein)

4.2	First Amendment to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (filed as Annex B to Schedule 14A dated April 22, 2019 and incorporated by reference herein)
*5.1	Opinion of Debevoise & Plimpton LLP
*23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
*23.2	Consent of Ernst & Young LLP.
*24.1	Power of Attorney

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, the State of North Carolina, on August 13, 2019.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ James S. Metcalf
James S. Metcalf
Chief Executive Officer, Chairman of the Board and Director
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 13, 2019 by the following persons in the capacities indicated.

Name	Title

/s/ James S. Metcalf	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
James S. Metcalf

* Jeffrey S. Lee	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Brian P. Boyle	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)

* Kathleen J. Affeldt	Director

* George L. Ball	Director

* Gary L. Forbes	Director

* John J. Holland	Director

* Wilbert W. James	Director

* Daniel Janki	Director

* John Krenicki	Director

* George Martinez	Director

* Timothy O'Brien	Director

* Nathan K. Sleeper	Director

* Jonathan L. Zrebiec	Director

* James S. Metcalf, by signing his name hereto on the 13th day of August, 2019, does hereby sign this document pursuant to powers of attorney duly executed by the Officers and Directors named above, filed with the Commission on behalf of such Officers and Directors, all in the capacities and on the date indicated.

/s/ James S. Metcalf
James S. Metcalf, Attorney-in-Fact